Exhibit 5.1

September 12, 2023

ZeroFox Holdings, Inc.

1834 South Charles Street

Baltimore, Maryland 21230

Re: Registration Statement on Form S-8

Ladies and Gentlemen,

We have acted as counsel to ZeroFox Holdings, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance by the Company of up to an additional 5,909,396 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), reserved for issuance pursuant to awards that may be granted under the Company’s 2022 Incentive Equity Plan (the “Plan”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (i) the Plan, (ii) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware (the “Charter”), (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iv) the resolutions adopted by the Board of Directors of the Company relating to, among other matters, (a) the reservation and issuance of the Shares and (b) the filing of the Registration Statement (the “Resolutions”) and (v) such other documents, corporate records, certificates, and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below (collectively, with the Plan, the Charter, the Bylaws and the Resolutions, the “Documents”).

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, that each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so, the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, and the conformity to authentic original documents of all Documents submitted to us as certified, conformed or photostatic or facsimile copies.

September 12, 2023

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Shares, when issued and delivered by the Company pursuant to the Resolutions, the Plan and the applicable award agreements, will be validly issued, fully paid, and non-assessable.

The foregoing opinion is based on, and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are (i) "experts" within the meaning of Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or (ii) within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP